Snowflake Reports Financial Results for the Second Quarter of Fiscal 2022

•Product revenue of $254.6 million, representing 103% year-over-year growth
•Remaining performance obligations of $1.5 billion, representing 122% year-over-year growth
•4,990 total customers
•Net revenue retention rate of 169%
•116 customers with trailing 12-month product revenue greater than $1 million

No-Headquarters/BOZEMAN, Mont. - August 25, 2021 - Snowflake (NYSE: SNOW), the Data Cloud company, today announced financial results for its second quarter of fiscal 2022, ended July 31, 2021.

Revenue for the quarter was $272.2 million, representing 104% year-over-year growth. Product revenue for the quarter was $254.6 million, representing 103% year-over-year growth. Remaining performance obligations were $1.5 billion, representing 122% year-over-year growth. Net revenue retention rate was 169% as of July 31, 2021. The company now has 4,990 total customers and 116 customers with trailing 12-month product revenue greater than $1 million. See the section titled “Key Business Metrics” for definitions of product revenue, remaining performance obligations, net revenue retention rate, total customers, and customers with trailing 12-month product revenue greater than $1 million.

“Snowflake saw continued momentum in Q2 with triple-digit growth in product revenue, reflecting strength in customer consumption,” said Snowflake Chairman and CEO Frank Slootman. “While increasing net revenue retention rate to 169%, we also boosted gross margin and operating margin efficiency while our adjusted free cash flow was positive for the third quarter in a row.”

Second Quarter Fiscal 2022 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the second quarter of fiscal 2022:

	Second Quarter Fiscal 2022 GAAP Results		Second Quarter Fiscal 2022 Non-GAAP Results(1)
	Amount (millions)	Year/Year Growth
Product revenue	$254.6	103%

	Amount (millions)	Margin	Amount (millions)	Margin
Product gross profit	$173.6	68%	$187.4	74%
Operating loss	($200.1)	(74%)	($21.9)	(8%)
Net cash used in operating activities	($6.1)
Free cash flow			($12.0)	(4%)
Adjusted free cash flow			$2.8	1%

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures, and the table titled “GAAP to Non-GAAP Reconciliations” for a reconciliation of GAAP to non-GAAP financial measures.

Note: Fiscal year ends January 31. Numbers are rounded for presentation purposes.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

The following table summarizes our guidance for the third quarter of fiscal 2022:

	Third Quarter Fiscal 2022 GAAP Guidance		Third Quarter Fiscal 2022 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$280 - $285	89 - 92%

			Margin
Operating loss			(7%)

	Amount (millions)
Weighted-average shares used in computing diluted net loss per share attributable to common stockholders - basic and diluted	303

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

The following table summarizes our guidance for the full-year fiscal 2022:

	Full-Year Fiscal 2022 GAAP Guidance		Full-Year Fiscal 2022 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$1,060 - $1,070	91 - 93%

			Margin
Product gross profit			73%
Operating loss			(9%)
Adjusted free cash flow			7%

	Amount (millions)
Weighted-average shares used in computing diluted net loss per share attributable to common stockholders - basic and diluted	300

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release. Our fiscal year ends January 31, and numbers are rounded for presentation purposes.

Conference Call Details

We will host a conference call today, beginning at 2 p.m. Pacific Time on August 25, 2021. Investors and participants can register for the call in advance by visiting http://www.directeventreg.com/registration/event/8086935. After registering, a confirmation will be sent via email, including dial-in details and unique conference call access codes required for call entry.

The call will also be webcast live on the Snowflake Investor Relations website.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days on the Snowflake Investor Relations website.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at https://investors.snowflake.com.

Statement Regarding Use of Non‑GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Product gross profit and Operating income (loss). Our non-GAAP product gross profit and operating income (loss) measures exclude the effect of stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, amortization of acquired intangibles, and expenses associated with acquisitions and strategic investments. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow and Adjusted free cash flow. Free cash flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software development costs. Adjusted free cash flow is defined as free cash flow plus (minus) net cash paid (received) on payroll tax-related items on employee stock transactions. Prior to the fiscal quarter ended April 30, 2021, adjusted free cash flow was defined as free cash flow plus cash paid on only employer payroll tax-related items on employee stock transactions. Starting with the fiscal quarter ended April 30, 2021, adjusted free cash flow is defined to also exclude the effects of employee payroll tax-related items on employee stock transactions, which are generally pass-through transactions that are expected to have a net zero impact on free cash flow over time, but that may impact free cash flow in any given fiscal quarter due to differences between the time that we receive funds from our employees and the time we remit those funds to applicable tax authorities. We believe that excluding the effects of these employee payroll tax-related items will enhance stockholders' ability to evaluate our free cash flow performance, including on a quarter-over-quarter basis. The impact of excluding employee payroll tax-related items on employee stock transactions from our definition of adjusted free cash flow was not significant for any prior periods. As a result, we have not restated adjusted free cash flow measures for any periods prior to the quarter ended April 30, 2021. Free cash flow margin and adjusted free cash flow margin are calculated as free cash flow or adjusted free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Business Metrics

•Product Revenue. Product revenue is a key metric for us because we recognize revenue based on platform consumption, which is inherently variable at our customers’ discretion, and not based on the amount and duration of contract terms. Product revenue is primarily derived from the consumption of compute, storage, and data transfer resources, which are consumed by customers on our platform as a single, integrated offering. Customers have the flexibility to consume more than their contracted capacity during the contract term and may have the ability to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal. Our consumption-based business model distinguishes us from subscription-based software companies that generally recognize revenue ratably over the contract term and may not permit rollover. Because customers have flexibility in the timing of their consumption, which can exceed their contracted capacity or extend beyond the original contract term in many cases, the amount of product revenue recognized in a given period is an important indicator of customer satisfaction and the value derived from our platform. Product revenue excludes our professional services and other revenue.

•Remaining Performance Obligations. Remaining performance obligations (RPO) represent the amount of contracted future revenue that has not yet been recognized, including both deferred revenue and non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods. RPO excludes performance obligations from on-demand arrangements and certain time and materials contracts that are billed in arrears. RPO is not necessarily indicative of future product revenue growth because it does not account for the timing of customers’ consumption or their consumption of more than their contracted capacity. Moreover, RPO is influenced by a number of factors, including the timing of renewals, the timing of purchases of additional capacity, average contract terms, seasonality, and the extent to which customers are permitted to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal.

•Total Customers. We count the total number of customers at the end of each period. For purposes of determining our customer count, we treat each customer account, including accounts for end-customers under a reseller arrangement, that has at least one corresponding capacity contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. For purposes of determining our customer count, we do not include customers that consume our platform only under on-demand arrangements. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

•Net Revenue Retention Rate. To calculate net revenue retention rate, we first specify a measurement period consisting of the trailing two years from our current period end. Next, we define as our measurement cohort the population of customers under capacity contracts that used our platform at any point in the first month of the first year of the measurement period. We then calculate our net revenue retention rate as the quotient obtained by dividing our product revenue from this cohort in the second year of the measurement period by our product revenue from this cohort in the first year of the measurement period. Any customer in the cohort that did not use our platform in the second year remains in the calculation and contributes zero product revenue in the second year. Our net revenue retention rate is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity. Since we will continue to attribute the historical product revenue to the consolidated contract, consolidation of capacity contracts within a customer’s organization typically will not impact our net revenue retention rate unless one of those customers was not a customer at any point in the first month of the first year of the measurement period.

•Customers with Trailing 12-Month Product Revenue Greater than $1 Million. To calculate the number of customers with trailing 12-month product revenue greater than $1 million, we count the number of customers under capacity arrangements that contributed more than $1 million in product revenue in the trailing 12 months. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

Use of Forward‑Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” The forward-looking statements contained in this release and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our business and financial performance, the effects of COVID-19 or other public health crises on our business, results of operations, and financial condition, our ability to attract and retain customers, our ability to develop new products and services and enhance existing products and services, our ability to respond rapidly to emerging technology trends, our ability to execute on our business strategy, including our strategy related to the Data Cloud, our ability to increase and predict customer consumption of our platform, our ability to compete effectively, and our ability to manage growth.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Form 10-Q for the fiscal quarter ended April 30, 2021 and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the fiscal quarter ended July 31, 2021.

Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Except as required by law, we undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Snowflake
Snowflake enables every organization to mobilize their data with Snowflake's Data Cloud. Customers use the Data Cloud to unite siloed data, discover and securely share data, and execute diverse analytic workloads. Wherever data or users live, Snowflake delivers a single data experience that spans multiple clouds and geographies. Thousands of customers across many industries, including 212 of the 2021 Fortune 500 as of July 31, 2021, use Snowflake Data Cloud to power their businesses. Learn more at snowflake.com.

Investor Contact
Jimmy Sexton
IR@snowflake.com

Press Contact
Eszter Szikora
Press@snowflake.com

Source: Snowflake Inc.

Snowflake Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020

Revenue	$272,198	$133,145	$501,112	$241,960
Cost of revenue	106,121	50,446	203,467	93,003
Gross profit	166,077	82,699	297,645	148,957
Operating expenses:
Sales and marketing	182,903	92,663	349,707	190,540
Research and development	118,087	36,533	227,883	69,811
General and administrative	65,228	31,186	125,791	62,692
Total operating expenses	366,218	160,382	703,381	323,043
Operating loss	(200,141)	(77,683)	(405,736)	(174,086)
Interest income	2,190	1,689	4,802	4,137
Other income (expense), net	8,746	(1,109)	8,258	(1,042)
Loss before income taxes	(189,205)	(77,103)	(392,676)	(170,991)
Provision for income taxes	514	531	263	287
Net loss	$(189,719)	$(77,634)	$(392,939)	$(171,278)
Net loss per share attributable to common stockholders - basic and diluted	$(0.64)	$(1.31)	$(1.33)	$(3.01)
Weighted-average shares used in computing net loss per share attributable to common stockholders - basic and diluted	297,717,099	59,260,645	294,603,943	56,809,625

Snowflake Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2021	January 31, 2021

Assets
Current assets:
Cash and cash equivalents	$698,548	$820,177
Short-term investments	3,436,941	3,087,887
Accounts receivable, net	237,457	294,017
Deferred commissions, current	39,265	32,371
Prepaid expenses and other current assets	95,891	66,200
Total current assets	4,508,102	4,300,652
Long-term investments	956,011	1,165,275
Property and equipment, net	83,643	68,968
Operating lease right-of-use assets	174,974	186,818
Goodwill	8,449	8,449
Intangible assets, net	28,089	16,091
Deferred commissions, non-current	96,174	86,164
Other assets	176,974	89,322
Total assets	$6,032,416	$5,921,739
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,475	$5,647
Accrued expenses and other current liabilities	143,864	125,315
Operating lease liabilities, current	20,641	19,650
Deferred revenue, current	701,758	638,652
Total current liabilities	875,738	789,264
Operating lease liabilities, non-current	174,256	184,887
Deferred revenue, non-current	7,100	4,194
Other liabilities	10,357	6,923
Stockholders’ equity	4,964,965	4,936,471
Total liabilities and stockholders’ equity	$6,032,416	$5,921,739

Snowflake Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020

Cash flows from operating activities:
Net loss	$(189,719)	$(77,634)	$(392,939)	$(171,278)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,384	2,240	10,068	3,762
Non-cash operating lease costs	8,531	8,212	17,040	16,337
Amortization of deferred commissions	8,841	6,840	17,157	14,066
Stock-based compensation, net of amounts capitalized	163,991	18,204	315,005	38,649
Net amortization of premiums on investments	12,332	279	25,351	226
Unrealized gains on strategic investments in privately-held equity securities	(8,060)	—	(8,060)	—
Other	1,568	4,224	2,782	4,049
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable	(71,283)	(55,572)	55,896	27,129
Deferred commissions	(19,182)	(8,722)	(33,931)	(14,266)
Prepaid expenses and other assets	(15,731)	7,494	(70,088)	(1,452)
Accounts payable	4,967	14	3,722	(2,843)
Accrued expenses and other liabilities	30,287	16,148	23,720	10,993
Operating lease liabilities	(8,159)	(9,817)	(15,992)	(17,404)
Deferred revenue	70,122	49,405	66,012	46,755
Net cash provided by (used in) operating activities	(6,111)	(38,685)	15,743	(45,277)
Cash flows from investing activities:
Purchases of property and equipment	(3,497)	(4,715)	(9,927)	(6,748)
Capitalized internal-use software development costs	(2,344)	(981)	(4,824)	(3,170)
Cash paid for business combinations, net of cash acquired	—	(6,035)	—	(6,035)
Purchases of intangible assets	(722)	(184)	(11,182)	(6,184)
Purchases of investments	(842,963)	(358,811)	(1,988,633)	(612,635)
Sales of investments	7,929	3,510	392,312	3,510
Maturities and redemptions of investments	877,635	97,817	1,394,223	189,859
Net cash provided by (used in) investing activities	36,038	(269,399)	(228,031)	(441,403)
Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	—	—	478,573
Proceeds from early exercised stock options	—	—	—	159
Proceeds from exercise of stock options	24,463	9,864	65,865	20,736
Proceeds from issuance of common stock under the employee stock purchase plan	—	—	26,398	—
Proceeds from repayments of a nonrecourse promissory note	—	2,090	—	2,090
Repurchases of early exercised stock options	—	—	—	(30)
Payments of deferred offering costs	—	(2,231)	—	(2,336)
Payment of deferred purchase consideration for a business combination	—	(600)	—	(600)
Net cash provided by financing activities	24,463	9,123	92,263	498,592
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	196	—	215	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	54,586	(298,961)	(119,810)	11,912
Cash, cash equivalents, and restricted cash at beginning of period	660,797	452,849	835,193	141,976
Cash, cash equivalents, and restricted cash at end of period	$715,383	$153,888	$715,383	$153,888

Snowflake Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended July 31, 2021
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation expense-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$254,623	94%
Professional services and other revenue	17,575	6%
Revenue	272,198	100%
Year over Year % Growth	104%

Cost of revenue:
Cost of product revenue	81,048	30%	$(13,226)	$(566)	$—	$67,256	25%
Cost of professional services and other revenue	25,073	9%	(9,877)	—	—	15,196	5%
Total cost of revenue	106,121	39%	(23,103)	(566)	—	82,452	30%

Gross profit (loss):
Product gross profit	173,575		13,226	566	—	187,367
Professional services and other gross profit (loss)	(7,498)		9,877	—	—	2,379
Total gross profit	166,077	61%	23,103	566	—	189,746	70%
Product gross margin	68%		6%	—%	—%	74%
Professional services and other gross margin	(43%)		57%	—%	—%	14%
Total gross margin	61%		9%	—%	—%	70%

Operating expenses:
Sales and marketing	182,903	68%	(57,626)	—	—	125,277	46%
Research and development	118,087	43%	(65,841)	(942)	—	51,304	19%
General and administrative	65,228	24%	(29,839)	(401)	75	35,063	13%
Total operating expenses	366,218	135%	(153,306)	(1,343)	75	211,644	78%
Operating loss	$(200,141)	(74%)	$176,409	$1,909	$(75)	$(21,898)	(8%)
Operating margin	(74%)		65%	1%	—%	(8%)

(1) Stock-based compensation expense-related charges included approximately $12.1 million of employer payroll tax-related expenses on employee stock transactions.

	Three Months Ended July 31, 2020
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation expense-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$125,216	94%
Professional services and other revenue	7,929	6%
Revenue	133,145	100%
Year over Year % Growth	121%

Cost of revenue:
Cost of product revenue	42,716	32%	$(613)	$(281)	$—	$41,822	31%
Cost of professional services and other revenue	7,730	6%	(580)	—	—	7,150	6%
Total cost of revenue	50,446	38%	(1,193)	(281)	—	48,972	37%

Gross profit:
Product gross profit	82,500		613	281	—	83,394
Professional services and other gross profit	199		580	—	—	779
Total gross profit	82,699	62%	1,193	281	—	84,173	63%
Product gross margin	66%		1%	—%	—%	67%
Professional services and other gross margin	3%		7%	—%	—%	10%
Total gross margin	62%		1%	—%	—%	63%

Operating expenses:
Sales and marketing	92,663	70%	(5,371)	(1)	—	87,291	65%
Research and development	36,533	27%	(5,166)	—	—	31,367	24%
General and administrative	31,186	23%	(6,840)	(305)	(252)	23,789	18%
Total operating expenses	160,382	120%	(17,377)	(306)	(252)	142,447	107%
Operating loss	$(77,683)	(58%)	$18,570	$587	$252	$(58,274)	(44%)
Operating margin	(58%)		14%	—%	—%	(44%)

(1) Stock-based compensation expense-related charges included approximately $0.4 million of employer payroll tax-related expenses on employee stock transactions.

	Six Months Ended July 31, 2021
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation expense-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$468,453	93%
Professional services and other revenue	32,659	7%
Revenue	501,112	100%
Year over Year % Growth	107%

Cost of revenue:
Cost of product revenue	153,128	31%	$(25,394)	$(1,133)	$—	$126,601	25%
Cost of professional services and other revenue	50,339	10%	(22,033)	—	—	28,306	6%
Total cost of revenue	203,467	41%	(47,427)	(1,133)	—	154,907	31%

Gross profit (loss):
Product gross profit	315,325		25,394	1,133	—	341,852
Professional services and other gross profit (loss)	(17,680)		22,033	—	—	4,353
Total gross profit	297,645	59%	47,427	1,133	—	346,205	69%
Product gross margin	67%		6%	—%	—%	73%
Professional services and other gross margin	(54%)		67%	—%	—%	13%
Total gross margin	59%		10%	—%	—%	69%

Operating expenses:
Sales and marketing	349,707	70%	(111,871)	—	—	237,836	48%
Research and development	227,883	45%	(126,653)	(1,797)	—	99,433	20%
General and administrative	125,791	25%	(57,956)	(798)	(396)	66,641	13%
Total operating expenses	703,381	140%	(296,480)	(2,595)	(396)	403,910	81%
Operating loss	$(405,736)	(81%)	$343,907	$3,728	$396	$(57,705)	(12%)
Operating margin	(81%)		68%	1%	—%	(12%)

(1) Stock-based compensation expense-related charges included approximately $28.3 million of employer payroll tax-related expenses on employee stock transactions.

	Six Months Ended July 31, 2020
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation expense-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$227,033	94%
Professional services and other revenue	14,927	6%
Revenue	241,960	100%
Year over Year % Growth	133%

Cost of revenue:
Cost of product revenue	78,249	32%	$(1,228)	$(563)	$—	$76,458	32%
Cost of professional services and other revenue	14,754	6%	(1,199)	—	—	13,555	5%
Total cost of revenue	93,003	38%	(2,427)	(563)	—	90,013	37%

Gross profit:
Product gross profit	148,784		1,228	563	—	150,575
Professional services and other gross profit	173		1,199	—	—	1,372
Total gross profit	148,957	62%	2,427	563	—	151,947	63%
Product gross margin	66%		—%	—%	—%	66%
Professional services and other gross margin	1%		8%	—%	—%	9%
Total gross margin	62%		1%	—%	—%	63%

Operating expenses:
Sales and marketing	190,540	79%	(11,762)	(12)	—	178,766	74%
Research and development	69,811	29%	(11,108)	—	—	58,703	24%
General and administrative	62,692	26%	(16,737)	(408)	(252)	45,295	19%
Total operating expenses	323,043	134%	(39,607)	(420)	(252)	282,764	117%
Operating loss	$(174,086)	(72%)	$42,034	$983	$252	$(130,817)	(54%)
Operating margin	(72%)		18%	—%	—%	(54%)

(1) Stock-based compensation expense-related charges included approximately $3.4 million of employer payroll tax-related expenses on employee stock transactions.

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020

Revenue	$272,198	$133,145	$501,112	$241,960

GAAP net cash provided by (used in) operating activities	$(6,111)	$(38,685)	$15,743	$(45,277)
Less: purchases of property and equipment	(3,497)	(4,715)	(9,927)	(6,748)
Less: capitalized internal-use software development costs	(2,344)	(981)	(4,824)	(3,170)
Non-GAAP free cash flow	(11,952)	(44,381)	992	(55,195)
Add: net cash paid on payroll tax-related items on employee stock transactions	14,764	365	25,209	3,384
Non-GAAP adjusted free cash flow	$2,812	$(44,016)	$26,201	$(51,811)
Non-GAAP free cash flow margin	(4%)	(33%)	—%	(23%)
Non-GAAP adjusted free cash flow margin	1%	(33%)	5%	(21%)